Exhibit 23.1

BDO
BDO International
Certified Public Accountants

5 Shenton Way #07-00
UIC Building Singapore 068808
Telephone:(65)6828 9118
Telefax: (65)6828 9111
E-mail: info@bdo.com.sg
www.bdo.com.sg

Consent of Independent Registered Public Accounting Firm

Trio-Tech International
Van Nuys, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-38082 and Form S-8 No. 333-40102 of Trio-Tech International of our report dated September 14, 2004, relating to the consolidated financial statements which appear in this Annual Report of Form 10-K.

/s/ BDO International

BDO International
Singapore

September 22, 2004